EXHIBIT 99.1

SigmaTron and Wagz Announce Letter of Intent for Merger Transaction

ELK GROVE VILLAGE, Ill. and PORTSMOUTH, N.H., June 04, 2020 (GLOBE NEWSWIRE) -- SigmaTron International, Inc. (NASDAQ: SGMA), (“SigmaTron”) an electronic manufacturing services company, and Wagz Inc. (“Wagz”), a privately held Pet Technology(“Pet Tech”) company, today announced that they have executed a Letter of Intent (“LOI”) relating to a proposed business combination.  Subject to the terms and conditions set forth in the LOI, SigmaTron would issue approximately 2,270,000 new shares of SigmaTron stock that would result in the Stockholders of Wagz owning approximately one-third of the combined company.  The expectation is that the deal will be closed by the end of August 2020 and it remains subject to achievement of certain milestones and satisfaction of conditions by both parties prior to closing such as finalizing a material definitive agreement and SigmaTron’s raising of additional capital that it projects will be needed for the expanded operations in the amount of at least $7.5M.

BUSINESS COMBINATION:

The Pet Tech market has grown tremendously over the past 10 years.  According to business insider the global pet care market is expected to grow to $281B by 2023 with Pet Tech, its fastest growing segment, expected to reach $24B by 2024 (Business Insider Article).   According to Forbes, pet ownership has grown from 56% of US households to 68%, largely driven by tech savvy millennials who welcome and utilize modern technology to improve the health and well-being of their pets (Forbes Article).  Wagz has been an innovator in the pet technology market, modernizing pet containment with satellite based geofence pet containment technology that is humane and does not rely on shock.  Wagz developed technology that transforms a pet owner’s cell phone into an invisible leash and Wagz’s products integrate Alexa and artificial intelligence to monitor and enhance overall pet  health.

SigmaTron and Wagz have developed a relationship over the last two years working together to manufacture part of Wagz’s product portfolio. Earlier this year, Wagz was awarded a significant contract to design and produce a new, innovative and revolutionary smart dog collar for a major mobile carrier.  In addition, in a three-way announcement with Sprint, Telstra and Wagz at the 2020 Consumer Electronics show, Wagz announced it was incorporating the Sprint Curiosity IoT platform and will be launching its smart dog collar in Australia later this year (Sprint Press Release).  Significant interest in Wagz products has been expressed from mobile carriers globally, and it became clear that having a tighter integration with its supply chain, the ability to respond to growing demand, scalability and high-quality standards made the decision easy for Wagz to approach SigmaTron regarding a potential partnership.

SigmaTron, for its part, recognized that the Pet Tech sector fits well with its highly scalable global assembly and manufacturing capabilities. We believe incorporating a high margin recurring revenue model that is the basis for the Wagz business model will add to revenue predictability and also enhance profitability over time as the combined company rolls out the planned products. The Wagz Smart Collar is very similar to a mobile phone in terms of its business model including a monthly recurring fee to track location, health and wellness data. Additional incremental revenue streams from in-app purchases and data analytics will be a compelling addition to SigmaTron’s core business.  Because of this, management believes additional stockholder value will be unlocked as the combined company expands with a fully integrated solution.

Commenting on the proposed transaction, Gary R. Fairhead, SigmaTron’s President and Chief Executive Officer, said, “Over the last two years we have become immersed in the Pet Tech market with Wagz as our customer. We have been impressed with the growth of the Pet sector and data shows it is practically recession proof.  Recent reports indicate that pet ownership during Covid-19 has increased, accelerating what was already a very strong market. Having worked closely with the management team at Wagz and gaining a great deal of respect for their capabilities, we felt that there was a significant opportunity to partner with them and enter that market.  Wagz would benefit from our ability to provide world class manufacturing services through our global footprint and supply chain, and SigmaTron would benefit from new high margin recurring revenue, thereby bringing mutual value to the combination and driving stockholder value.”

Terry Anderton, Founder and CEO of Wagz, added “Wagz, with its recent selection by one of the largest mobile carriers to provide them the Wagz Smart Collar to sell, and on the heels of the announcement at CES with product expansion into Australia, faced significant challenges in building out sufficient inventory and developing a highly optimized supply chain.  We currently expect the design of the collar to be finished by the end of June.  SigmaTron was a logical partner, and we are excited about the opportunities this combination brings to both companies.  It also provides the opportunity for the Wagz investors to obtain a publicly traded stock for their investment in Wagz that we believe has significant upside.”

He continued, “Wagz will be a stand-alone operation of SigmaTron.  As we build our brand and product line, we believe that the IoT nature of our Ecosystem of Pet Tech products will bring significant opportunities to the combined company.  We will be able to leverage SigmaTron’s size and manufacturing expertise to continue to launch revolutionary products into the Pet Tech market.”

In closing, Fairhead added, “While SigmaTron plans to continue in its traditional electronic manufacturing services market and to grow its position in that market, I am also excited about the addition of a separate product line for an emerging technology marketplace.”

The McLean Group serves as financial advisor and Barnes and Thornburg LLP serves as legal advisor to Wagz.  Howard & Howard Attorneys LLP serves as Corporate Counsel to SigmaTron.

ABOUT SIGMATRON:

Headquartered in Elk Grove Village, IL, SigmaTron is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products.  SigmaTron operates manufacturing facilities in Elk Grove Village, Illinois; Acuna, Chihuahua, and Tijuana Mexico; Union City, California; Suzhou, China, and Ho Chi Minh City, Vietnam.  SigmaTron maintains engineering and materials sourcing offices in Elgin, Illinois and Taipei, Taiwan.  SigmaTron serves markets ranging from industrial products to consumer products and Fortune 500 customers to start-ups.  To learn more about SigmaTron, please visit https://sigmatronintl.com.

ABOUT WAGZ:

Headquartered in Portsmouth, NH, Wagz has innovated and modernized the pet sector enhancing the lives of pets and their pet parents through tech enabled products that improve the health, safety and wellbeing of our furry friends. Wagz has assembled a highly skilled team of Pet Nerds that are not only passionate about pets but also some of the best IoT, AI, Alexa, GPS, Mobile Telephony, hardware and software engineers on the planet. The Pet Nerds of Wagz have created the first and most advanced ecosystem of connected pet products and an app that not only manages Wagz devices but is the portal to our community of pet parents, service providers and online store. Wagz is truly transforming the pet industry with new and innovative solutions to common problems shared by most pet owners. To learn more about Wagz, please visit https://www.wagz.com or watch https://www.youtube.com/watch?v=U_n7evGWjJM

Note:  This press release contains forward-looking statements.  Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements.  These forward-looking statements are based on the current expectations of both SigmaTron and Wagz (“Companies”).  Because these forward-looking statements involve risks and uncertainties, the Companies’ plans, actions and actual results could differ materially.  Such statements should be evaluated in the context of the direct and indirect risks and uncertainties inherent in the Companies’ businesses including, but not necessarily limited to, the risks inherent in any merger and business combination of two companies, the Companies’ continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Companies’ and their customers; pricing pressures from the Companies’ customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Companies; the variability of the Companies’ operating results; the results of long-lived assets impairment testing; the collection of aged account receivables; the variability of the Companies’ customers’ requirements; the availability and cost of necessary components and materials; the ability of the Companies’and its customers to keep current with technological changes within its industries; regulatory compliance, including conflict minerals; the continued availability and sufficiency of the Companies’ credit arrangements; the ability to meet the Companies’ financial covenant; changes in U.S., Mexican, Chinese, Vietnamese or Taiwanese regulations affecting the Companies’ business; the turmoil in the global economy and financial markets; the spread of COVID-19 (commonly known as “Coronavirus”) which has threatened the Companies’ financial stability by causing a decrease in consumer spending, caused a disruption to the Companies’ global supply chain; the stability of the U.S., Mexican, Chinese, Vietnamese and Taiwanese economic, labor and political systems and conditions; currency exchange fluctuations; and the ability of the Companies to manage their growth.  These and other factors which may affect the combined Companies’ future business and results of operations are identified throughout SigmaTron’s Annual Report on Form 10-K, and as risk factors, may be detailed from time to time in SigmaTron’s  filings with the Securities and Exchange Commission.  These statements speak as of the date of such filings, and the Companies undertake no obligation to update such statements in light of future events or otherwise unless otherwise required by law.

For Further Information Contact:
SigmaTron International, Inc.
Linda K. Frauendorfer
1-800-700-9095